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Exhibit 99.3

QAD Inc.

UNAUDITED PRO FORMA COMBINED CONDENSED CONSOLIDATED FINANCIAL INFORMATION

QAD INC.

UNAUDITED PRO FORMA COMBINED CONDENSED

CONSOLIDATED FINANCIAL INFORMATTION

On November 12, 2002, QAD Inc. ("QAD") acquired the TRW Integrated Supply Chain Solutions ("TRW ISCS") business covering 10 European countries and North America from BDM International, Inc. (a wholly-owned subsidiary of TRW Inc.) and TRW Inc. Prior to the acquisition, TRW ISCS, a QAD alliance partner per an agreement with QAD, operated businesses that primarily focused on systems installation, integration and services in connection with the MFG/PRO software owned and licensed by QAD and other QAD-related goods and services.

        Under the terms of the Stock and Asset Purchase Agreement, QAD paid $1 million in cash and will incur transaction costs, including direct acquisition costs and costs to exit activities, of approximately $5 million. The transaction included the purchase of the stock of BDM UK Limited ("BDM UK") and its thirteen wholly-owned European subsidiaries, the acquisition of assets and assumption of certain liabilities of the businesses in Germany and North America, and TRW Systems' agreement not to compete for the next 3 years. QAD funded the purchase price received by BDM International, Inc. and TRW Inc. with cash generated from operating activities. Pursuant to the agreement, BDM UK became a wholly-owned subsidiary of QAD. The acquisition is accounted for as a business combination and, accordingly, the total purchase price is allocated to the acquired assets, including goodwill and other intangible assets and liabilities at their fair values as of November 12, 2002. QAD's consolidated statement of operations will not include revenue or expenses related to BDM UK prior to November 12, 2002.

        The unaudited pro forma combined condensed consolidated balance sheet as of October 31, 2002 gives effect to the acquisition as if it had occurred on October 31, 2002, combining the historical consolidated balance sheet of QAD as of October 31, 2002 and the historical consolidated balance sheet of BDM UK as of September 30, 2002. The assets, liabilities and results of operations of the acquired North American business have been deemed immaterial for purposes of the pro forma financial information and are not included herein. The German business acquired is included in the financial position and results of operations of BDM UK as it was a wholly-owned subsidiary of BDM UK prior to the acquisition. The assets and liabilities of the German business not acquired in the acquisition have been deemed immaterial for purposes of the pro forma financial information.

        The historical balance sheet and statement of operations of BDM UK were originally stated in the British Pound and were presented in accordance with accounting principles generally accepted in the United Kingdom. No differences arose between accounting principles generally accepted in the United Kingdom from those of the United States for the periods presented in these unaudited pro forma financial statements. For purposes of the unaudited pro forma combined condensed consolidated balance sheet and statement of operations, BDM UK amounts have been translated into the United States Dollar and reclassified to conform to QAD presentation.

        Pro forma financial statements require the presentation of income from continuing operations after income tax expense but before discontinued operations, extraordinary items, and cumulative effect of a change in accounting principle. Therefore, the cumulative effect change in accounting principle of $1.1 million related to goodwill impairment under SFAS 142 included in the historical statement of operations of QAD for the nine months ended October 31, 2002, has been omitted.

        The combining companies have different year-ends for reporting purposes. BDM UK maintained its accounting records on a calendar basis, ending on December 31, and QAD maintains its accounting records on a fiscal basis, ending on January 31. The unaudited pro forma combined condensed consolidated statements of operations for the twelve months ended January 31, 2002 and the nine months ended October 31, 2002, gives effect to the acquisition as if it had occurred on February 1, 2001, combining the historical consolidated statements of operations of QAD for the fiscal year ended January 31, 2002 and the nine months ended October 31, 2002, with the historical consolidated statements of operations of BDM UK for the calendar year ended December 31, 2001 and the nine months ended September 30, 2002, respectively.

        The unaudited pro forma combined condensed consolidated financial information has been prepared and should be read in conjunction with the historical consolidated financial statements and the related notes thereto of QAD, the "Management Discussion and Analysis of Financial Condition and Results of Operations," included in QAD's Annual Report on Form 10-K for the year ended January 31, 2002, QAD's Quarterly Report on Form 10-Q as of October 31, 2002 filed with the Securities and Exchange Commission, and the financial statements and related notes thereto of BDM UK for the calendar years ended December 31, 2001, 2000 and 1999 and the nine months ended September 30, 2002, included herein in this Amended Current Report on Form 8-K/A.

        The pro forma adjustments do not reflect any operating efficiencies and cost savings that may be achieved with respect to the combined entity. The pro forma adjustments do not include any adjustments to historical revenue for any future price changes nor any adjustments to selling, marketing or any other expenses for any future operating changes.

        The following unaudited pro forma combined condensed consolidated financial information has been prepared to give effect to the acquisition, accounted for using the purchase method of accounting. This financial information reflects certain assumptions and estimates deemed probable by management regarding the acquisition based upon the assets and liabilities acquired, including estimated involuntary termination costs and facility related costs. These estimates and assumptions are preliminary and have been made solely for purposes of developing this pro forma information. Unaudited pro forma combined condensed consolidated financial information is presented for illustrative purposes only and is not necessarily indicative of the results that actually would have been realized had the entities been a single entity during this period. Additionally, the future consolidated financial position and results of operations will differ, perhaps significantly, from the pro forma amounts reflected herein because of a variety of factors, including access to additional information, changes in values not currently identified and changes in operating results, which could result in adjustment to, among other items, identifiable assets and goodwill. The purchase price allocation is preliminary and a final determination of required purchase accounting adjustments will be made upon the completion of a final analysis of the total purchase cost and the fair value of the assets and liabilities assumed, including estimated involuntary employee termination costs and facility related costs.

QAD INC.

UNAUDITED PRO FORMA COMBINED CONDENSED CONSOLIDATED BALANCE SHEET

(in thousands)

	Historical (in USD)
	QAD Inc. As of October 31, 2002	BDM UK As of September 30, 2002	Pro Forma
			Adjustments	Ref.	Combined
Assets
Current assets:
Cash and equivalents	$48,139	$1,773	$(1,000)	(b)	$48,912
Accounts receivable, net	38,400	14,602	(6,274)	(e)	46,078
			(650)	(h)
Other current assets	13,771	2,071	(100)	(g)	15,742

Total current assets	100,310	18,446			110,732
Property and equipment, net	20,998	808	(808)	(d)	20,998
Capitalized software development costs, net	2,422	—			2,422
Other assets, net	11,188	3,206	1,000	(b)	11,188
			4,650	(c)
			808	(d)
			398	(d)
			(3,206)	(e)
			(3,456)	(f)
			(2,600)	(g)
			(800)	(h)

Total assets	$134,918	$22,460			$145,340

Liabilities & Stockholders' equity
Current liabilities:
Current portion of long-term debt	$1,743	$—			$1,743
Accounts payable	7,513	68,372	$(64,627)	(e)	9,308
			(500)	(g)
			(1,450)	(h)
Accrued expenses	26,624	4,946	4,650	(c)	34,020
			(2,200)	(g)
Deferred revenue and other	50,573	833			51,406

Total current liabilities	86,453	74,151			96,477
Long-term debt	14,060				14,060
Other deferred liabilities	731				731
Minority interest	384				384
Stockholders' equity:
Preferred stock	—	—
Common stock	34	—			34
Additional paid-in capital	115,589	1,219	55,147	(e)	115,589
			(56,366)	(f)
Accumulated deficit	(74,917)	(52,910)	398	(d)	(74,519)
			52,910	(f)
Accumulated other comprehensive loss	(7,416)	—			(7,416)

Total stockholders' equity	33,290	(51,691)			33,688

Total liabilities & stockholders' equity	$134,918	$22,460			$145,340

See accompanying Notes to Unaudited Pro Forma Combined Condensed Consolidated Financial Information.

QAD INC.

UNAUDITED PRO FORMA COMBINED CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

(in thousands, except per share data)

	Historical (in USD)
	Nine Months Ended
			Pro Forma
	QAD Inc. October 31, 2002	BDM UK September 30, 2002
			Adjustments	Ref.	Combined
Revenue:
License fees	$37,194	$1,060			$38,254
Maintenance and other	78,534	3,652	$(242)	(i)	81,944
Services	22,408	14,368	(65)	(i)	36,711

Total revenue	138,136	19,080			156,909
Costs and expenses:
Cost of license fees	6,171	627			6,798
Other cost of revenue	47,116	16,307	(271)	(i)	63,152
Sales and marketing	45,808	1,775	(36)	(i)	47,547
Research and development	25,207	—			25,207
General and administrative	15,910	4,465	(121)	(j)	20,254
Amortization of intangibles from acquisitions	840	—			840
Impairment loss	151	—			151
Restructuring	3,192	—			3,192

Total costs and expenses	144,395	23,174			167,141

Operating loss	(6,259)	(4,094)			(10,232)
Other (income) expense:
Interest income	(599)	(168)			(767)
Interest expense	1,295	594			1,889
Other (income) expense, net	416	—			416

Total other (income) expense	1,112	426			1,538

Loss before income taxes	(7,371)	(4,520)			(11,770)
Income tax expense	900	112			1,012

Net income loss	$(8,271)	$(4,632)			$(12,782)

Basic and diluted net loss per share	$(0.24)	$(0.13)			$(0.37)
Basic and diluted weighted shares	34,403	34,403			34,403

See accompanying Notes to Unaudited Pro Forma Combined Condensed Consolidated Financial Information.

QAD INC.

UNAUDITED PRO FORMA COMBINED CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

(in thousands, except per share data)

	Historical (in USD)
	Twelve Months Ended
			Pro Forma
	QAD Inc. January 31, 2002	BDM UK December 31, 2001
			Adjustments	Ref.	Combined
Revenue:
License fees	$62,820	$1,310	$(39)	(i)	$64,091
Maintenance and other	103,624	4,646	(684)	(i)	107,586
Services	39,341	24,394	(249)	(i)	63,486

Total revenue	205,785	30,350			235,163
Costs and expenses:
Cost of license fees	12,396	538	(39)	(i)	12,895
Other cost of revenue	74,605	27,119	(346)	(i)	101,378
Sales and marketing	59,365	3,321	(587)	(i)	62,099
Research and development	31,672	—			31,672
General and administrative	22,882	8,338	(162)	(j)	31,058
Amortization of intangibles from acquisitions	3,538	—			3,538
Impairment loss	2,066	—			2,066
Restructuring	93	—			93

Total costs and expenses	206,617	39,316			244,799

Operating loss	(832)	(8,966)			(9,636)
Other (income) expense:
Interest income	(1,365)	(288)			(1,653)
Interest expense	2,359	1,179			3,538
Other (income) expense, net	587	—			587

Total other (income) expense	1,581	891			2,472

Loss before income taxes	(2,413)	(9,857)			(12,108)
Income tax expense	2,900	299			3,199

Net loss	$(5,313)	$(10,156)			$(15,307)

Basic and diluted net loss per share	$(0.16)	$(0.30)			$(0.45)
Basic and diluted weighted shares	34,055	34,055			34,055

See accompanying Notes to Unaudited Pro Forma Combined Condensed Consolidated Financial Information.

QAD INC.

UNAUDITED NOTES TO PRO FORMA COMBINED

CONDENSED CONSOLIDATED FINANCIAL INFORMATION

        The following pro forma adjustments have been reflected in the unaudited pro forma combined condensed consolidated balance sheet and statements of operations:

(a)
The calculation of the preliminary purchase price for the assets and liabilities acquired is presented below:

(in thousands):
Cash paid (see note b)	$1,000
Acquisition related expenses (see note c)	4,650
Forgiveness of debt (see note g)	(2,600)

Total purchase price	$3,050

  Under Statement of Financial Accounting Standard No. 141, "Business Combinations," (SFAS 141) the total purchase price was allocated to the acquired assets and liabilities based on their estimated fair values. The total purchase price was allocated to tangible assets and liabilities, and identifiable intangible assets, including customer contracts, intellectual property and a non-compete agreement. No goodwill arose as a result of this acquisition. The excess fair value of net assets acquired over the purchase price paid served to reduce the value of fixed assets and other intangible assets acquired as discussed in (d) below.

(b)
Represents $1.0 million cash consideration paid to finance the acquisition.

(c)
Represents the accrual for direct acquisition costs related to transaction fees, legal fees and accounting fees ($0.8 million), and involuntary employee termination costs ($1.9 million) and facility related costs ($2.0 million).

(d)
Allocation of the preliminary purchase price and adjustments to fair market value.

  The allocation of the preliminary purchase price to the net assets acquired as of November 12, 2002 is presented below:

(in thousands):
Assets:
Fair value of acquired assets	$11,521
Liabilities:
Fair value of assumed liabilities	(8,073)
Extraordinary Gain:
Excess of fair value of net assets acquired over purchase price paid after pro rata reduction of non-financial assets	(398)

Total purchase price	$3,050

  Specifically identified intangible assets include customer contracts, intellectual property acquired and a non-compete agreement with the seller. These intangible assets are included in "Other assets, net" on the accompanying pro form balance sheet. Intellectual property is comprised of certain software developed by TRW ISCS that is complimentary to MFG/PRO, such as AIM Warehousing.

  In valuing the intangible assets, an income-based approach was determined to best quantify the economic benefits and risks. The economic benefits were quantified using projections of net cash flows and the risks by applying an appropriate discount rate. The estimated fair value assigned to customer contracts, intellectual property and the non-compete agreement was $0.3 million, $0.2 million and $0.1 million, respectively.

  In accordance with SFAS 141, the excess fair value of net assets acquired over the purchase price paid ($1.8 million) was allocated pro rata to certain non-financial assets. This pro rata allocation served to eliminate the assigned estimated values of intangible assets ($0.6 million) and property and equipment ($0.8 million). The additional excess fair value of net assets acquired over the purchase price paid ($0.4 million) is treated as an extraordinary gain during the period of acquisition. Accordingly, this gain is reflected as an increase to retained earnings on the accompanying pro forma balance sheet.

  No deferred tax adjustment was made related to the TRW ISCS acquisition since QAD provided a valuation allowance to fully offset its deferred tax assets as of October 31, 2002. The valuation allowance was recorded after considering a number of factors, including the company's cumulative operating losses in fiscal 2000, 2001, and 2002. Based upon the weight of both positive and negative evidence regarding the recoverability of deferred tax assets, QAD concluded that a valuation allowance was required to fully offset the net deferred tax assets, as it is more likely than not that the deferred tax assets will not be realized.

(e)
In accordance with the acquisition agreement, immediately prior to the consummation of the acquisition, BDM International Inc., the parent company of BDM UK, re-capitalized BDM UK to enable BDM UK and its subsidiaries to settle certain debts prior to consummation of the acquisition.

(f)
Represents the elimination of BDM UK historical equity, including re-capitalization in (e) above.

(g)
In accordance with the acquisition agreement, these amounts represent the forgiveness of amounts receivable and payable to TRW ISCS that arose prior to consummation of the acquisition. This forgiveness was consideration in determining the purchase price as detailed in note (a).

(h)
In accordance with the acquisition agreement, these amounts represent the forgiveness of amounts receivable and payable to QAD that arose prior to consummation of the acquisition. Accordingly, these receivable ($0.7 million) and payable ($1.5 million) balances were assigned no fair value.

(i)
Represents the elimination of intercompany revenue and profit between QAD and BDM UK prior to the acquisition.

(j)
Represents the decrease in depreciation expense due to the pro rata allocation of the excess fair value of net assets acquired over the purchase price paid as discussed in note (d) above. Depreciation was calculated on a straight-line basis over a period of five years.

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QAD Inc. UNAUDITED PRO FORMA COMBINED CONDENSED CONSOLIDATED FINANCIAL INFORMATION
QAD INC. UNAUDITED PRO FORMA COMBINED CONDENSED CONSOLIDATED FINANCIAL INFORMATTION
QAD INC. UNAUDITED PRO FORMA COMBINED CONDENSED CONSOLIDATED BALANCE SHEET (in thousands)
QAD INC. UNAUDITED PRO FORMA COMBINED CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS (in thousands, except per share data)
QAD INC. UNAUDITED NOTES TO PRO FORMA COMBINED CONDENSED CONSOLIDATED FINANCIAL INFORMATION